ARMOUR RESIDENTIAL REIT, INC. FOURTH QUARTER WEBCAST SCHEDULED FOR FEBRUARY 25, 2015

VERO BEACH, Fla. - February 23, 2015 - ARMOUR Residential REIT, Inc. (NYSE: ARR, ARR PrA and ARR PrB) (“ARMOUR” or the “Company”) announced today that it will provide an online, real-time webcast of its conference call with equity analysts covering fourth quarter 2014 operating results on Wednesday, February 25, 2015. The Company will issue its fourth quarter 2014 earnings release after the close of trading on Tuesday, February 24, 2015.

The live broadcast will be available online at http://www.videonewswire.com/event.asp?id=101697, on February 25, 2015, beginning at 8:00 a.m. (Eastern Time). The online replay will be available on the Company’s website http://www.armourreit.com and continue for one year.

About ARMOUR Residential REIT, Inc.
ARMOUR is a Maryland corporation that invests primarily in fixed rate residential, adjustable rate and hybrid adjustable rate mortgage-backed securities issued or guaranteed by U.S. Government-sponsored entities, or guaranteed by the Government National Mortgage Association. ARMOUR is externally managed and advised by ARMOUR Capital Management LP, an investment advisor registered with the Securities and Exchange Commission (“SEC”).

Additional Information and Where to Find It
Investors, security holders and other interested persons may find additional information regarding the Company at the SEC's Internet site at http://www.sec.gov/, or the Company website at http://www.armourreit.com, or by directing requests to: ARMOUR Residential REIT, Inc., 3001 Ocean Drive, Suite 201, Vero Beach, Florida 32963, Attention: Investor Relations.

Investor Contact:

James R. Mountain
Chief Financial Officer
ARMOUR Residential REIT, Inc.
(772) 617-4340